EMPLOYMENT AGREEMENT


THIS      EMPLOYMENT      AGREEMENT     is     made      effective     as     of
the_____________________________day of November, 2002 (the "Effective Date").

BETWEEN:

INVISINET, INC., a body corporate formed pursuant to the laws of the State of Delaware and having an office for business located at 140 South Village Avenue, Suite 20, Exton, Pennsylvania 19341 ("Invisinet") AND:

                 E.J. VON SCHAUMBURG, an individual having an address at 15 Manor Drive, Morristown, NJ 07960

                  ("von Schaumburg")

WHEREAS:

A. Invisinet was formed on July 10, 2000;

B. von Schaumburg has acted as President and Treasurer of Invisinet since July 10, 2000; and

C. von Schaumburg and Invisinet are parties to that certain Agreement and Plan of Merger, made as of November _, 2002 (the "Merger Agreement"), pursuant to which von Schaumburg has agreed to continue to serve as President and Treasurer of Invisinet, and Invisinet has agreed to hire von Schaumburg as such, pursuant to the terms and conditions of this Employment Agreement (the "Agreement").

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, von Schaumburg and Invisinet hereby agree as follows:


                                    ARTICLE 1
                                   EMPLOYMENT

         Invisinet hereby affirms, renews and extends the employment of von Schaumburg as Invisinet's President and Treasurer, and von Schaumburg hereby affirms, renews and accepts such employment by Invisinet, for the "Term" (as defined in Article 3 below), upon the terms and conditions set forth herein.


                                    ARTICLE 2
                                     DUTIES

          During the Term, von Schaumburg shall serve Invisinet faithfully, diligently and to the best of his ability, under the direction of the Board of Directors of Invisinet and shall use his best efforts to promote the interests and goodwill of Invisinet and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or future purchasers of Invisinet. von Schaumburg shall render such services during the Term at Invisinet's principal place of business or at such other place of business as may be determined by the Board of Directors of Invisinet, as Invisinet may from time to time reasonably require of him, and shall devote all of his business time to the performance thereof. von Schaumburg shall have those duties and powers as generally pertain to each of the offices of which he holds, as the case may be, subject to the control of the Board of Directors. The precise services and duties which von Schaumburg is obligated to perform hereunder may from time to time be changed, amended, extended or curtailed by the Board of Directors of Invisinet.


                                    ARTICLE 3
                                      TERM

         The "Term" of this Agreement shall commence on the Effective Date and continue thereafter for a term of two (2) years, as may be extended or earlier terminated pursuant to the terms and conditions of this Agreement. The Term of this Agreement shall automatically renew for successive three (3) month periods unless, within thirty (30) days of the expiration of the then existing Term, either Invisinet or von Schaumburg provides written notice to the other that it elects not to renew the Term. Upon delivery of such notice, this Agreement shall continue until expiration of the Term, whereupon this Agreement shall terminate and neither party shall have any further obligation thereafter arising under this Agreement, except as explicitly set forth herein to the contrary.


                                    ARTICLE 4
                                  COMPENSATION

Salary

4.1 Invisinet shall pay to von Schaumburg an annual salary (the "Salary") of One Hundred Twenty Thousand Dollars ($120,000.00), payable in equal installments at the end of such regular payroll accounting periods as are established by Invisinet, or in such other installments upon which the parties hereto shall mutually agree, and in accordance with Invisinet's usual payroll procedures, but no less frequently than monthly.

Benefits

4.2 During the Term, von Schaumburg shall be entitled to participate in all medical and other employee benefit plans, including vacation, sick leave, retirement accounts and other employee benefits provided by Invisinet to similarly situated employees on terms and conditions no less favorable than those offered to such employees. Such participation shall be subject to the terms of the applicable plan documents, Invisinet's generally applicable policies, and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan.

Expense Reimbursement

4.3 Invisinet shall reimburse von Schaumburg for reasonable and necessary expenses incurred by him on behalf of Invisinet in the performance of his duties hereunder during the Term, including, without limitation, reimbursement for automobile and cellular telephone expenses in accordance with Invisinet's then customary policies, provided that such expenses are adequately documented.


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
Commission/Draw

4.4 In addition to the Salary, von Schaumburg shall be paid a non-recoverable annual draw (the "Draw") of Fifty-One Thousand Dollars ($51,000), payable in equal installments at the end of such regular payroll accounting periods as are established by Invisinet, or in such other installments upon which the parties hereto shall mutually agree, and in accordance with Invisinet's usual payroll procedures. von Schaumburg shall be entitled to a commission (the "Commission") equal to 15% of the Gross Profit (as defined below), less any and all payments made on account of the Draw, for each fiscal year ending on the first anniversary date of this Agreement (each such year being a "Commission Period"). Invisinet shall pay the Commission, if any, to von Schaumburg no later than 90 days following the end of each Commission Period. For greater certainty, in the event that the Commission is less than the amount of the Draw, the Draw shall be non-refundable.

Gross Profit

4.6 Within 90 days of the end of each Commission Period, Invisinet shall calculate its Gross Profit for the Commission Period using the following meanings each determined in accordance with generally accepted accounting principles in the United States:

         (a) "Direct Costs" means the aggregate of the direct costs (but no other costs) of materials and labor allocable to any and all products the sale of which constitute Gross Sales, and which shall include shipping charges, handling charges, applicable sales taxes and surcharges;

         (b) "Gross Sales" means the gross revenue from the sale by Invisinet of any and all products; and

         (c) "Gross Profit" means, in respect of any Commission Period, the dollar amount by which the aggregate of Gross Sales exceeds Direct Costs, expressed as a dollar amount.
 Report

 2.2 Invisinet shall instruct its auditor to calculate Direct Costs, Gross Sales, and Gross Profit for each Commission Period, and to deliver a report thereon (an "Auditor's Sales Report") within 90 days following the end of each Commission Period.

 Reviews

 2.3 Invisinet shall provide a copy of each Auditor's Sales Report to von Schaumburg promptly upon receipt thereof. von Schaumburg shall have the right to review and independently verify the conclusions of any Auditor's Sales Report by delivering notice in writing to Invisinet within 30 days after receipt of any such Auditor's Sales Report indicating that von Schaumburg wishes to exercise his right of review and verification. Within 10 business days after receipt of any such notice, Invisinet shall make available to von Schaumburg and his representatives, at reasonable times during normal business hours, the books and records of Invisinet which are reasonably necessary to conduct such review and verification. von Schaumburg shall cause such review to be conducted and concluded as quickly as reasonably practicable and in such a manner so as not to unreasonably interfere with the business and operations of Invisinet. Any representatives conducting such review shall, prior to being given access to such books and records, be required to enter into confidentiality and non-disclosure agreements with Invisinet on terms and conditions satisfactory to Invisinet, acting reasonably. The costs of any such review shall be borne by von Schaumburg unless the review indicates a

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
 discrepancy between the Gross Profit figure contained in the Auditor's Sales Report and the figure, if any, agreed to by Invisinet and von Schaumburg following such review of greater than 10%. If von Schaumburg and Invisinet shall be unable to resolve any dispute respecting any determination contained in any Auditor's Sales Report, then any disputed matters ("Disputed Items") shall, within 20 days after notice is delivered by von Schaumburg to Invisinet that there exist Disputed Items, be submitted to arbitration as set forth below.

 Arbitration

 2.4 An independent chartered accountant chosen by Invisinet (hereinafter referred to as "Invisinet's Accountant") and an independent chartered accountant chosen by von Schaumburg (herein after referred to as "von Schaumburg's Accountant") shall together within 20 days, appoint a representative from an accounting firm recognized in the State of Pennsylvania (other than Invisinet's Accountant or von Schaumburg's Accountant) to arbitrate the dispute (hereinafter referred to as the "Arbitrator"). The parties shall, within 20 days after the appointment of the Arbitrator, present their position with respect to the Disputed Items to the Arbitrator together with such other materials as the Arbitrator deems appropriate. The Arbitrator shall within 20 days after the submission of such evidence, submit its written decision on each Disputed Item to the parties. Any determination by the Arbitrator with respect to any Disputed Item shall be final and binding on such parties. The Arbitrator shall comply, and the arbitration shall be conducted in accordance with, the Commercial Arbitration Rules of American Arbitration Association then in force. If the Arbitrator determines that the Auditor's Sale Report was correct so that the Gross Profits presented therein were equal to or greater than the actual Gross Profits, or less than the actual Gross Profits by a less than 10% variance, the costs of any such arbitration shall be borne by von Schaumburg. If the Arbitrator determines that the Auditor's Sales Report was incorrect so that the Gross Profits presented therein were less than the actual Gross Profits by more than 10%, the costs of any such arbitration shall be borne by Invisinet.

No Further Salary

4.5 There will be no cost-of-living increase or merit increase in the Salary, the Draw or the Commission unless agreed to by the Board of Directors of Invisinet. No decrease will be made, in any event, to the Salary or the Draw.


                                    ARTICLE 5
                                OTHER EMPLOYMENT

         von Schaumburg shall devote substantially all of his business and professional time and effort, attention, knowledge, and skill to the management, supervision and direction of Invisinet's business and affairs as von Schaumburg's highest professional priority. Invisinet shall be entitled to all benefits, profits or other issues arising from or incidental to all work, services and advice performed or provided by von Schaumburg. von Schaumburg shall not, during the term hereof, be interested directly or indirectly, in any manner, as partner, officer, director, stockholder, advisor, employee or in any other capacity in any other business except such investments as are specifically enumerated in Schedule "A" hereto; provided, however, that nothing herein contained shall prevent or limit the right of von Schaumburg to invest any of his surplus funds in the capital stock or other securities of any corporation, company or limited partnership whose products or activities are unrelated to the Invisinet's primary business or any substantially similar product or process, or whose stock or securities are publicly owned or are regularly traded on any public exchange; nor shall anything herein contained prevent von Schaumburg from investing or limit von Schaumburg's right to invest his surplus funds in real estate; nor shall anything herein contained prevent von Schaumburg from serving in a volunteer capacity as officer, director, or

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
advisor for professional organizations with which he is affiliated, provided that such service does not impede or hinder the performance of von Schaumburg's duties hereunder. von Schaumburg hereby represents and warrants to and in favor of Invisinet that he is not any contractual obligation to any other company, entity or individual that would prohibit or impede von Schaumburg from performing his duties and responsibilities under this Agreement.


                                    ARTICLE 6
                      CONFIDENTIAL INFORMATION/ INVENTIONS

Confidential Information

6.1 von Schaumburg shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or corporation, any confidential information concerning any matters not generally known in the wireless communications industry or otherwise made public by Invisinet which affects or relates to Invisinet's business, finances, marketing and/ or operations, research, development, inventions, products, designs, plans, procedures, or other data (collectively, "Confidential Information") except in the ordinary course of business or as required by applicable law. Without regard to whether any item of Confidential Information is deemed or considered confidential, material, or important, the parties hereto stipulate that as between them, to the extent such item is not generally known in the wireless communications industry, such item is important, material, and confidential and affects the successful conduct of Invisinet's business and good will, and that any breach of the terms of this Section 6.1 shall be a material and incurable breach of this Agreement. Confidential Information shall not include: (i) information obtained or which became known to von Schaumburg other than through his employment by Invisinet; and (ii) information in the public domain at the time of the disclosure of such information by von Schaumburg.
Documents

6.2 von Schaumburg further agrees that all documents and materials furnished to von Schaumburg by Invisinet and relating to the Invisinet's business or prospective business are and shall remain the exclusive property of Invisinet. von Schaumburg shall deliver all such documents and materials, uncopied, to Invisinet upon demand therefor and in any event upon expiration or earlier termination of this Agreement. Any payment of sums due and owing to von Schaumburg by Invisinet upon such expiration or earlier termination shall be conditioned upon returning all such documents and materials, and von Schaumburg expressly authorizes Invisinet to withhold any payments due and owing pending return of such documents and materials. Inventions

6.3 All ideas, inventions, and other developments or improvements conceived or reduced to practice by von Schaumburg, alone or with others, during the term of this Agreement, whether or not during working hours, that are within the scope of the business of Invisinet or that relate to or result from any of Invisinet's work or projects or the services provided by von Schaumburg to Invisinet pursuant to this Agreement, shall be the exclusive property of Invisinet. Von Schaumburg agrees to assist Invisinet, at Invisinet's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Invisinet.

 Disclosure

6.4 During the Term, von Schaumburg will promptly disclose to the Board of Directors of Invisinet full information concerning any interest, direct or indirect, of von Schaumburg (as

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
owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any member of his immediate family in any business that is reasonably known to von Schaumburg to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to, Invisinet or to any of its suppliers or customers.


                                    ARTICLE 7
                             COVENANT NOT TO COMPETE

         Except as expressly permitted in Article 5 above, during the term of this Agreement, von Schaumburg shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by Invisinet; (b) engaging directly or indirectly in any business or activity competitive with the any business or activity engaged in (or proposed to be engaged in) by Invisinet; (c) soliciting or taking away any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Invisinet, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Invisinet and any employee, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than Invisinet, any Confidential Information of Invisinet. The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against von Schaumburg, for the period of two (2) years following the date this Agreement is terminated. In addition, during the two-year period following such expiration or earlier termination, neither von Schaumburg nor Invisinet shall not make or permit the making of any negative statement of any kind concerning Invisinet or its affiliates, or their directors, officers or agents or Mr. Von Schaumburg.


                                    ARTICLE 8
                                    SURVIVAL

         von Schaumburg agrees that the provisions of Articles 6 and 7 shall survive expiration or earlier termination of this Agreement for any reasons, whether voluntary or involuntary, with or without cause, and shall remain in full force and effect thereafter.


                                    ARTICLE 9
                                INJUNCTIVE RELIEF

         von Schaumburg acknowledges and agrees that the covenants and obligations of von Schaumburg set forth in Articles 6 and 7 with respect to non-competition, non-solicitation, confidentiality and Invisinet's property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause Invisinet irreparable injury for which adequate remedies are not available at law. Therefore, von Schaumburg agrees that Invisinet shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain von Schaumburg from committing any violation of the covenants and obligations referred to in this Article 9. These injunctive remedies are cumulative and in addition to any other rights and remedies Invisinet may have at law or in equity.

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
                                   ARTICLE 10
                                   TERMINATION

Termination by von Schaumburg

10.1 von Schaumburg may terminate this Agreement without cause at any time and for any reason upon thirty (30) days written notice to Invisinet. von Schaumburg may immediately terminate this Agreement for Good Reason at any time by written notice to Invisinet.
Good Reason

10.2 In this Agreement, "Good Reason" means, without von Schaumburg's prior written consent, the occurrence of any of the following events, unless Invisinet shall have fully cured all grounds for such termination within thirty (30) days after von Schaumburg gives notice thereof

          (i)  any reduction in his then-current Draw or Salary;

          (ii) any material failure to timely grant, or timely honor, any equity or long-term incentive award;

          (iii) failure to pay or provide required compensation and benefits;

          (iv) any failure to appoint, elect or reelect him to the position of President of Invisinet; the removal of him from any such position; or any changes in the reporting structure so that von Schaumburg reports to someone other than the board or Mr. Andy Hidalgo;

          (v) any diminution in his title or duties or the assignment to him of duties that materially impair his ability to perform his duties;

          (vi) any relocation of von Schaumburg's office as assigned to him by Invisinet, to a location more than 25 miles from 15 Manor Drive, Morristown, New Jersey 07960, it being acknowledged by von Schaumburg that immediately following the closing of the Merger Agreement Invisinet's principal office will be relocated to Exton, PA;

         viii) the failure of Invisinet to obtain the assumption in writing of its obligation to perform the Employment Agreement by any successor to all or substantially all of the assets of Invisinet upon a merger, consolidation, sale or similar transaction; or
               (ix) the voluntary or involuntary dissolution of Invisinet.

     The written notice given hereunder by von Schaumburg to Invisinet shall specify in reasonable detail the cause for termination, and such termination notice shall not be effective until thirty (30) days after Invisinet's receipt of such notice, during which time Invisinet shall have the right to respond to von Schaumburg's notice and cure the breach or other event giving rise to the termination.

Termination by Invisinet

10.3 Invisinet may terminate its employment of von Schaumburg under this Agreement without cause at any time and for any reason upon thirty (30) days notice to von Schaumburg. Invisinet may terminate its employment of von Schaumburg under this Agreement for cause at any time by written notice to von Schaumburg. For purposes of this Agreement, the term "cause"

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
for termination by Invisinet shall be (a) a conviction of or plea of guilty or nolo contendere by von Schaumburg to a felony; (b) the consistent refusal by von Schaumburg to perform his material duties and obligations hereunder; (c) von Schaumburg's willful and intentional misconduct in the performance of his material duties and obligations; or (d) if von Schaumburg or any member of his family makes any personal profit arising out of or in connection with a transaction to which Invisinet is a party or with which it is associated without making disclosure to and obtaining the prior written consent of Invisinet. The written notice given hereunder by Invisinet to von Schaumburg shall specify in reasonable detail the cause for termination. In the case of a termination for the causes described in (a) and (d) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after von Schaumburg's receipt of such notice, during which time von Schaumburg shall have the right to respond to Invisinet's notice and cure the breach or other event giving rise to the termination.
Severance

10.4 Upon a termination of this Agreement without Good Reason by von Schaumburg or with cause by Invisinet, Invisinet shall immediately pay to von Schaumburg all accrued and unpaid compensation as of the date of such termination, subject to the provision of Section 6.2. Upon a termination of this Agreement with Good Reason by von Schaumburg or without cause by Invisinet, Invisinet shall immediately pay to von Schaumburg all accrued and unpaid compensation as of the date of such termination and the "Severance Payment." The "Severance Payment" shall equal the total amount of the Salary payable to von Schaumburg under
Section 4.1 of this Agreement from the date of such termination until the end of the Term of this Agreement (prorated for any partial month), but in no event shall the Severance Payment exceed six months' Salary payable under Section 4.1 hereof.

Termination Upon Death

 10.5 If von Schaumburg dies during the term of this Agreement, this Agreement shall terminate, except that von Schaumburg's legal representatives shall be entitled to receive any earned but unpaid compensation due hereunder.

Termination Upon Disability

 10.6 If, during the term of this Agreement, von Schaumburg suffers and continues to suffer from a "Disability" (as defined below), then Invisinet may terminate this Agreement by delivering to von Schaumburg thirty (30) calendar days' prior written notice of termination based on such Disability, setting forth with specificity the nature of such Disability and the determination of Disability by Invisinet. For the purposes of this Agreement, "Disability" means von Schaumburg's inability, with reasonable accommodation, to substantially perform von Schaumburg's duties, services and obligations under this Agreement due to physical or mental illness or other disability for a continuous, uninterrupted period of sixty (60) calendar days.


                                   ARTICLE 11
                  PERSONNEL POLICIES, CONDITIONS, AND BENEFITS

          Except as otherwise provided herein, von Schaumburg's employment shall be subject to the personnel policies and benefit plans which apply generally to Invisinet's employees as the same may be interpreted, adopted, revised or deleted from time to time, during the term of this Agreement, by Invisinet in its sole discretion. During the term hereof, von Schaumburg shall be entitled to vacation during each year of the Term at the rate of two (2) weeks per year beginning on the Effective Date; provided that no vacation shall accrue from year to year during the term.

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
von Schaumburg shall take such vacation at a time approved in advance by the Board of Directors of Invisinet, which approval will not be unreasonably withheld but will take into account the staffing requirements of Invisinet and the need for the timely performance of von Schaumburg's responsibilities.


                                   ARTICLE 12
                           BENEFICIARIES OF AGREEMENT

         This Agreement shall inure to the benefit of Invisinet and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or purchasers of Invisinet as they now or shall exist while this Agreement is in effect.


                                   ARTICLE 13
                               GENERAL PROVISIONS

No Waiver

13.1 No failure by either party to declare a default based on any breach by the other party of any obligation under this Agreement, nor failure of such party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.
Modification

13.2 No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith.

Choice of Law/Jurisdiction

13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict-of-laws principles. Invisinet and von Schaumburg hereby consent to personal jurisdiction before all courts in the State of Delaware, and hereby acknowledge and agree that Delaware is and shall be the most proper forum to bring a complaint before a court of law.

Entire Agreement

13.4 This Agreement embodies the whole agreement between the parties hereto regarding the subject matter hereof and there are no inducements, promises, terms, conditions, or obligations made or entered into by Invisinet or von Schaumburg other than contained herein.
Severability

13.5 All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Articles 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

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
Headings

13.6 The headings contained herein are for the convenience of reference and are not to be used in interpreting this Agreement.

Independent Legal Advice

13.7 Invisinet has obtained legal advice concerning this Agreement and has requested the von Schaumburg obtain independent legal advice with respect to same before executing this Agreement. von Schaumburg, in executing this Agreement, represents and warranties to Invisinet that he has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement he has so obtained independent legal advice, or has, in his discretion, knowingly and willingly elected not to do so.

No Assignment

13.8 von Schaumburg may not assign, pledge or encumber his interest in this Agreement nor assign any of his rights or duties under this Agreement without the prior written consent of Invisinet.

                  [Remainder of page intentionally left blank.]

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
IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.
                                                             INVISINET, INC.



                                                         By:
     Witness                                             Andy Hidalgo, Director

     Name

     Address

     Witness                                               E.J. VON SCHAUMBURG

     Name

      Address


This is page 11 to the Employment Agreement dated November____________________, 2002 between Invisinet, Inc. and E.J. von Schaumburg.

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
Schedule  "A"  Investments  by  von  Schaumburg  This  is  Schedule  "A"  to the
Employment  Agreement  dated  November_________________________,   2002  between
Invisinet, Inc. and E.J. von Schaumburg.

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